UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2015

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Shareholders (“Special Meeting”) held on November 9, 2015, the shareholders of StanCorp Financial Group, Inc. (“StanCorp”) voted in favor of the matters described below. The final results of the voting were as follows:

	Votes For	Votes Against	Abstained	Broker Non- Votes
1. Proposal to approve the Agreement and Plan of Merger dated as of July 23, 2015, among Meiji Yasuda Life Insurance Company, MYL Investments (Delaware) Inc. and StanCorp Financial Group, Inc., as it may be amended from time to time	30,354,355	246,695	98,762	—

	Votes For	Votes Against	Abstained	Broker Non- Votes
2. Proposal to approve, on an advisory (non-binding) basis, the compensation to be paid to StanCorp Financial Group, Inc.’s named executive officers in connection with the merger as disclosed in its proxy statement	29,688,329	822,449	189,034	—

StanCorp also solicited proxies with respect to the adjournment of the Special Meeting to a later time and date, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve the Merger Agreement. Sufficient votes were received at the time of the Special Meeting to approve the Merger Agreement, therefore, the proposal to approve the adjournment of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to shareholders of StanCorp for approval at the Special Meeting.

Section 8 — Other Events

Item 8.01	Other Events

On November 9, 2015, StanCorp issued a press release announcing that shareholders voted to approve the Agreement and Plan of Merger entered into on July 23, 2015 by and among StanCorp, Meiji Yasuda Life Insurance Company (“Meiji Yasuda”), and MYL Investments (Delaware) Inc. under which Meiji Yasuda will acquire all outstanding shares of StanCorp for $115.00 per share in cash. A copy of the press release is attached hereto as Exhibit 99.1 and filed herewith.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	StanCorp Financial Group, Inc. press release dated November 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: November 10, 2015

/s/ Robert M. Erickson
Robert M. Erickson
Vice President, Controller and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

*99.1	StanCorp Financial Group, Inc. press release dated November 9, 2015

*	Filed herewith